EXHIBIT 99.1

Contact:  (media)                            (investors)
Allyne Mills / amills@gtinteractive.com      Dawn Berrie
Dan Harnett / dharnett@gtinteractive.com     dberrie@gtinteractive.com
(212) 726-4202                               (212) 726-4235
John Uppendahl / johnu@humongous.com
(206) 486-9258 X1127
                                                           FOR IMMEDIATE RELEASE
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                GT INTERACTIVE ACQUIRES HUMONGOUS ENTERTAINMENT,
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                     A LEADING CHILDREN'S SOFTWARE PUBLISHER
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     Company That Created Putt-Putt, Freddi Fish, Fatty Bear and Pajama Sam
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                  to Become a GT Interactive Publishing Studio
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NEW YORK,  NY,  July 10,  1996 - Solidly  positioning  itself in the  children's software market while increasing its portfolio of popular children's characters and content, GT Interactive Software Corp. (NASDAQ: GTIS) has acquired Humongous Entertainment, Inc., a premiere developer and publisher of quality children's software, in a pooling of interests transaction in which four million shares of GT Interactive common stock were exchanged for all of the outstanding shares of Humongous Entertainment.

Humongous Entertainment has been cited by USA Today as one of "Six Firms Worth Watching in '96" and featured as one of "25 Cool Companies" in Fortune magazine in 1995. Humongous Entertainment's award-winning Windows(R) and Macintosh(R) CD-ROMs feature some of the industry's most recognizable children's characters, including Putt-Putt(R), Freddi Fish(TM), Fatty Bear(TM), Buzzy the Knowledge Bug(TM) and newcomer Pajama Sam(TM). Putt-Putt, the lovable purple car, was recently described as "the most popular character ever to roll into the Kids' Lab" by Home PC magazine, while Humongous Entertainment's award-winning PuttPutt Saves the Zoo(TM), was named "the best kids' CD-ROM game on shelves today" by Newsweek magazine.

"Humongous Entertainment is one of the most respected and successful publishers of original interactive entertainment for children," said Ron Chaimowitz, president and chief executive officer of GT Interactive. "Through this acquisition we plan to further leverage Humongous Entertainment's wealth of highly recognizable and endearing characters across a variety of


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entertainment  media while also expanding our presence in the growing children's software category."

"We are very excited to become part of GT Interactive," said Shelley Day, president and chief executive officer of Humongous Entertainment. "Humongous Entertainment's unique creative and development strength, combined with GT
Interactive's powerful distribution and resources, creates an unbeatable combination."

GT Interactive's acquisition of Humongous Entertainment is its third acquisition in the past two weeks. Last week it acquired FormGen, publishers of the best-selling PC game, Duke Nukem 3D, and it also acquired The WizardWorks Group, a leading publisher of value-priced software.

Woodinville, WA-based Humongous Entertainment has been a privately held publisher of award-winning children's edutainment and entertainment CD-ROMs. Among the company's best-selling titles are Putt-Putt Saves the Zoo, Freddi Fish and the Case of the Missing Kelp Seeds(TM), Let's Explore the Jungle(TM) and Fatty Bear's Birthday Surprise(TM). Additional information is available on the World Wide Web at www.humongous.com.

Headquartered in New York, with offices in San Francisco, Minneapolis, Phoenix and London, GT Interactive is a leading global publisher of interactive entertainment, edutainment and reference software for IBM-compatible and Macintosh computers as well as 32- and 64- bit gaming systems. Among the company's best-selling titles are Doom II, and Mortal Kombat 3. Located at www.gtinteractive.com on the World Wide Web, GT Interactive is publicly traded on the NASDAQ National market under the symbol GTIS.

Freddi Fish, Fatty Bear, Buzzy the Knowledge Bug, Pajama Sam, Putt-Putt(R) Saves the Zoo, The Case of the Missing Kelp Seeds, Let's Explore the Jungle and Fatty Bear's Birthday Surprise are trademarks of Humongous Entertainment, Inc. Windows is either a registered trademark or trademark of Microsoft Corporation in the U.S. and/or other countries. Macintosh is a registered trademark of Apple Computer Inc. Other brands, names or products are trademarks or registered
trademarks  of  their  respective   companies.   These  products  and  Humongous
Entertainment, Inc. are not in any manner affiliated with Putt-Putt(R) Golf Courses of America, Inc.
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